                          PITTSTON BRINK'S GROUP EARNS

                      $.52 PER SHARE IN THE SECOND QUARTER

        Richmond, VA - July 29, 1998 - Pittston Brink's Group reported net income of $20.6 million ($.52 per share) in the second quarter ended June 30, 1998, an increase of 16% compared to $17.7 million ($.46 per share) earned in the second quarter of 1997. Combined second quarter revenues of Brink's, Incorporated and Brink's Home Security, Inc. increased 34% to $359.8 million. For the six months ended June 30, 1998, Pittston Brink's Group generated net income of $37.6 million ($.96 per share), an increase of 14% compared to $33.0 million ($.85 per share) for the comparable period in 1997. Combined revenues for the first six months of 1998 were $670.1 million, up from $520.2 million in 1997.

BRINK'S, INCORPORATED (BRINK'S)

        Brink's worldwide consolidated revenues increased 38% to $309.8 million in the second quarter of 1998 and operating profits amounted to $24.0 million, a 26% increase over prior year's second quarter due primarily to improvements in North America and Europe. For the first six months of 1998, Brink's worldwide revenues increased 32% to $571.7 million and operating profits grew 32% to $46.0 million from $34.9 million in the comparable period in 1997.

        Revenues from North American operations (United States and Canada) were $135.7 million in the second quarter, 15% higher than in the comparable period in 1997. North American operating profits for the quarter increased 23% to $11.9 million due to improved results across most product lines, particularly armored car operations which include ATM services. For the six months ended June 30, 1998, North American revenues and operating profits were $265.1 million and $21.9 million, respectively, compared to $228.4 million and $17.4 million, respectively, for the prior period in 1997.

        Revenues and operating profits from European subsidiaries and affiliates amounted to $90.9 million and $6.4 million, respectively, in the second quarter, compared to $33.7 million and $1.3 million, respectively, in the comparable 1997 periods. The increase in revenues was due to the acquisition, in the first quarter of 1998, of nearly all the remaining shares of its affiliate in France (previously 38% owned). The operating profit increase was due to the improved results of the operations in France as well as the increased ownership position. In the first six months of 1998, revenues and operating profits grew to $140.7 million and $7.2 million, respectively, compared to $66.4 million and $1.7 million, respectively, for the same period in 1997. The acquisition and improved results in France, partially offset by losses in Belgium relating to the first quarter 1998 industry-wide strike, drove the year-to-date results.

        Revenues from Latin American subsidiaries were $76.3 million in the second quarter, 15% higher than the same period in 1997 due primarily to growth in Venezuelan operations. Operating profits from subsidiaries and affiliates were $5.4 million in the second quarter, down 28% from $7.4 million in the comparable period in 1997. Expenses associated with start-up operations in Argentina as well as an equity loss in the 20% owned Mexican affiliate more than offset improved results in Venezuela. For the six months ended June 30, 1998, revenues and operating profits in Latin America were $152.8 million and $16.0 million, respectively, increasing 21% and 8%, respectively, over the comparable 1997 period.

        Revenues and operating profits from Asia/Pacific subsidiaries and affiliates were $6.8 million and $0.4 million, respectively, in the quarter. Revenues were essentially unchanged over the comparable 1997 period and operating profits decreased $0.3 million. Revenues and operating profits of $13.1 million and $0.8 million in the year-to-date period were $0.1 million and $0.2 million lower respectively, compared to the same period in 1997. Brink's has recently expanded its armored car operations in Australia, providing valuables transport, ATM services and currency processing services to a number of financial institutions, including the largest bank in Australia.

        Brink's continued its international strategy of gaining control of affiliated operations or exiting certain markets. During the second quarter Brink's increased its ownership to 100% from 50% in its German affiliate, increased its majority ownership in its Colombian affiliate by 7.5% to 58% and divested its 24.5% interest in its Italian affiliate. BRINK'S HOME SECURITY, INC.

        Brink's Home Security's revenues totaled $50.1 million in the second quarter of 1998, a 13% increase over the year earlier period. Operating profits increased 5% to $13.9 million. Operating profits from on-going monitoring and service operations increased to $18.2 million from $15.9 million as a result of the increased subscriber base and higher average monthly monitoring fees for existing subscribers. The net loss on marketing, sales and installation activities increased to $4.3 million from $2.7 million in the second quarter of 1997.

        Brink's Home Security installed approximately 28,600 new subscribers during the quarter and the subscriber base totaled almost 548,000 on June 30, 1998, a 14% increase from a year earlier. The disconnect rate in the first half of 1998 was 7.3%. As a result of the growth in subscribers and higher average monitoring fees per subscriber, monthly recurring revenues increased 18% to $14 million as of June 1998.

        Brink's Home Security is continuing a number of quality improvement programs designed to further enhance customer service while improving productivity and customer retention. The company's reputation for high quality service and reliability has made it a premiere service provider in the home security industry. Brink's Home Security continued its geographic expansion in the second quarter by entering the Tulsa, Oklahoma market.


FINANCIAL-CONSOLIDATED

        The Pittston Company (the "Company") reported consolidated revenues of $927.1 million in the second quarter ended June 30, 1998 compared to $826.2 million for the comparable period in 1997. Net income was $20.8 million compared to $14.7 million in the prior year's quarter. Total debt at June 30, 1998 was $426.2 million. For the first six months of 1998, consolidated revenues were $1,790 million and net income was $33.6 million. A year ago, consolidated revenues for the first six months were $1,608 million and net income was $36.0 million. Consolidated cash flow from operating activities totaled $82.2 million for the six months ended June 30, 1998.

        During the second quarter of 1998, under the share repurchase programs authorized by the Board of Directors of the Company, the Company purchased 227,400 shares of Pittston BAX Group Common Stock at a cost of $3.7 million and 114,100 shares of Pittston Brink's Group Common Stock at a cost of $4.4 million. As of June 30, 1998, the Company had remaining authority to purchase over time 1 million shares of Pittston Minerals Group Common Stock, 0.9 million shares of Pittston Brink's Group Common Stock, 0.7 million shares of Pittston BAX Group Common Stock and an additional $24.2 million of its Series C Convertible Preferred Stock. The aggregate purchase price limitation for all common stock purchases was $13.4 million at June 30, 1998.

                                * * * * * * * * * *

        Pittston Brink's Group Common Stock (NYSE-PZB), Pittston BAX Group Common Stock (NYSE-PZX) and Pittston Minerals Group Common Stock (NYSE-PZM) represent the three classes of common stock of The Pittston Company, a diversified company with interests in security services through Brink's, Incorporated and Brink's Home Security, Inc. (Pittston Brink's Group), global freight transportation and logistics management services through BAX Global Inc. (Pittston BAX Group) and mining and minerals exploration through Pittston Coal Company and Pittston Mineral Ventures (Pittston Minerals Group). Copies of the Pittston BAX Group and Pittston Minerals Group earnings releases are available upon request.

                             PITTSTON BRINK'S GROUP
                           SUPPLEMENTAL FINANCIAL DATA
                                   (UNAUDITED)

                              BRINK'S, INCORPORATED

                                                                   Three Months Ended June 30              Six Months Ended June 30
(IN THOUSANDS)                                                         1998              1997                 1998             1997
-----------------------------------------------------------------------------------------------------------------------------------
OPERATING REVENUES
North America (United States & Canada)                         $    135,687           117,616              265,054          228,388
Latin America                                                        76,348            66,163              152,840          125,859
Europe                                                               90,909            33,727              140,722           66,355
Asia/Pacific                                                          6,807             7,044               13,058           13,147
-----------------------------------------------------------------------------------------------------------------------------------
Total operating revenues                                       $    309,751           224,550              571,674          433,749
------------------------------------------------------------------------------------------------------------------------------------

OPERATING PROFIT
North America (United States & Canada)                         $     11,865             9,657               21,932           17,411
Latin America                                                         5,354             7,445               16,031           14,882
Europe                                                                6,388             1,291                7,213            1,667
Asia/Pacific                                                            440               750                  790              984
------------------------------------------------------------------------------------------------------------------------------------
Total operating profit                                         $     24,047            19,143               45,966           34,944
------------------------------------------------------------------------------------------------------------------------------------

DEPRECIATION AND AMORTIZATION                                  $     12,255             6,811               20,674           14,358
------------------------------------------------------------------------------------------------------------------------------------



                           BRINK'S HOME SECURITY, INC.

                                                                   Three Months Ended June 30              Six Months Ended June 30
(DOLLARS IN THOUSANDS)                                                 1998              1997                 1998             1997
------------------------------------------------------------------------------------------------------------------------------------
OPERATING REVENUES                                             $     50,061            44,225               98,471           86,410

OPERATING PROFIT (LOSS)
Monitoring and service                                         $     18,152            15,944               35,334           30,534
Net marketing, sales and installation                                (4,257)           (2,671)              (7,937)          (4,482)
------------------------------------------------------------------------------------------------------------------------------------
Total operating profit                                         $     13,895            13,273               27,397           26,052
------------------------------------------------------------------------------------------------------------------------------------

DEPRECIATION AND AMORTIZATION                                  $      9,103             7,116               17,905           13,782
------------------------------------------------------------------------------------------------------------------------------------

MONTHLY RECURRING REVENUES (a)                                                                              13,976           11,834
------------------------------------------------------------------------------------------------------------------------------------

Number of subscribers:
   Beginning of period                                              528,607           464,007              511,532          446,505
   Installations                                                     28,557            26,798               55,307           52,388
   Disconnects                                                       (9,506)           (8,740)             (19,181)         (16,828)
------------------------------------------------------------------------------------------------------------------------------------
End of period                                                       547,658           482,065              547,658          482,065
------------------------------------------------------------------------------------------------------------------------------------

(a) Monthly recurring revenues are calculated based on the number of subscribers at period end multiplied by the average fee per subscriber received in the last month of the period for monitoring, maintenance and related services.

                             PITTSTON BRINK'S GROUP
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

(IN THOUSANDS, EXCEPT                                              Three Months Ended June 30              Six Months Ended June 30
PER SHARE DATA)                                                        1998              1997                 1998             1997
-----------------------------------------------------------------------------------------------------------------------------------
Operating revenues                                         $        359,812           268,775              670,145          520,159
-----------------------------------------------------------------------------------------------------------------------------------

Operating expenses                                                  273,523           197,741              506,955          385,649
Selling, general and
   administrative expenses                                           50,705            40,296               97,260           76,359
-----------------------------------------------------------------------------------------------------------------------------------
Total costs and expenses                                            324,228           238,037              604,215          462,008

Other operating income (expense), net                                     4               117                  990             (504)
-----------------------------------------------------------------------------------------------------------------------------------
Operating profit                                                     35,588            30,855               66,920           57,647
Interest income                                                         624               553                1,488            1,206
Interest expense                                                     (5,050)           (2,664)              (8,865)          (4,903)
Other income (expense), net                                           1,484            (1,447)                 147           (3,105)
-----------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                           32,646            27,297               59,690           50,845
Provision for income taxes                                           12,076             9,558               22,083           17,800
-----------------------------------------------------------------------------------------------------------------------------------
Net income                                                 $         20,570            17,739               37,607           33,045
-----------------------------------------------------------------------------------------------------------------------------------

Net income per common share:
   Basic                                                   $            .53               .46                  .97              .86
   Diluted                                                              .52               .46                  .96              .85
-----------------------------------------------------------------------------------------------------------------------------------

Weighted average common shares outstanding:
   Basic                                                             38,713            38,230               38,596           38,209
   Diluted                                                           39,206            38,703               39,143           38,659
-----------------------------------------------------------------------------------------------------------------------------------


                               SEGMENT INFORMATION

Operating revenues:
   Brink's                                                 $        309,751           224,550              571,674          433,749
   BHS                                                               50,061            44,225               98,471           86,410
-----------------------------------------------------------------------------------------------------------------------------------
Total operating revenues                                   $        359,812           268,775              670,145          520,159
-----------------------------------------------------------------------------------------------------------------------------------

Operating profit:
   Brink's                                                 $         24,047            19,143               45,966           34,944
   BHS                                                               13,895            13,273               27,397           26,052
-----------------------------------------------------------------------------------------------------------------------------------
Segment operating profit                                             37,942            32,416               73,363           60,996
General corporate expense                                            (2,354)           (1,561)              (6,443)          (3,349)
-----------------------------------------------------------------------------------------------------------------------------------
Total operating profit                                     $         35,588            30,855               66,920           57,647
-----------------------------------------------------------------------------------------------------------------------------------

See accompanying notes.

                             PITTSTON BRINK'S GROUP
                            CONDENSED BALANCE SHEETS

                                                                                                  June 30               December 31
(IN THOUSANDS)                                                                                       1998                      1997
------------------------------------------------------------------------------------------------------------------------------------
                                                                                              (Unaudited)
ASSETS

Current assets:
Cash and cash equivalents                                                                    $     42,293                    37,694
Accounts receivable, net of estimated amounts
   uncollectible                                                                                  225,582                   160,912
Inventories and other current assets                                                               55,852                    48,518
------------------------------------------------------------------------------------------------------------------------------------
Total current assets                                                                              323,727                   247,124

Property, plant and equipment, at cost, net of
  accumulated depreciation and amortization                                                       442,743                   346,672
Intangibles, net of accumulated amortization                                                       59,884                    18,510
Other assets                                                                                       73,633                    80,024
------------------------------------------------------------------------------------------------------------------------------------
Total assets                                                                                 $    899,987                   692,330
------------------------------------------------------------------------------------------------------------------------------------


LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities                                                                          $    287,803                   178,348
Long-term debt, less current maturities                                                            94,564                    38,682
Other liabilities                                                                                 101,530                    94,820
------------------------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                                 483,897                   311,850

Shareholder's equity                                                                              416,090                   380,480
------------------------------------------------------------------------------------------------------------------------------------

Total liabilities and shareholder's equity                                                   $    899,987                   692,330
-----------------------------------------------------------------------------------------------------------------------------------

See accompanying notes.

                             PITTSTON BRINK'S GROUP
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                                           Six Months Ended June 30
(IN THOUSANDS)                                                                                                1998             1997
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
Net income                                                                                             $    37,607           33,045
Adjustments to reconcile net income to net
   cash provided by operating activities:
   Depreciation and amortization                                                                            38,693           28,218
   Provision for deferred income taxes                                                                       5,683            1,184
   Other, net                                                                                                7,392            8,405
   Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
     Increase in receivables                                                                                (8,754)          (5,852)
     Increase in inventories and other current assets                                                       (8,941)          (5,038)
     Decrease in current liabilities                                                                        (6,290)          (3,745)
     Other, net                                                                                             (9,271)          (1,789)
------------------------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                                                   56,119           54,428
------------------------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:

Additions to property, plant and equipment                                                                 (65,373)         (54,234)
Proceeds from disposal of property, plant
   and equipment                                                                                             1,368            1,209
Acquisitions, net of cash acquired                                                                          (5,526)         (53,303)
Other, net                                                                                                    (993)           6,834
------------------------------------------------------------------------------------------------------------------------------------
Net cash used by investing activities                                                                      (70,524)         (99,494)
------------------------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
Net additions to debt                                                                                        4,627           40,502
Payments from Minerals Group                                                                                16,700           15,083
Share and other equity activity, net                                                                        (2,323)          (4,562)
------------------------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                                                   19,004           51,023
------------------------------------------------------------------------------------------------------------------------------------

Net increase in cash and cash equivalents                                                                    4,599            5,957
Cash and cash equivalents at beginning of period                                                            37,694           20,012
------------------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents at end of period                                                             $    42,293           25,969
------------------------------------------------------------------------------------------------------------------------------------

See accompanying notes.

                                       THE PITTSTON COMPANY AND SUBSIDIARIES
                                              PITTSTON BRINK'S GROUP
                                          NOTES TO FINANCIAL INFORMATION

(1)  The Pittston Company (the "Company") has three classes of common stock:
     Pittston Brink's Group Common Stock ("Brink's Stock"), Pittston BAX Group Common Stock ("BAX Stock") and Pittston Minerals Group Common Stock ("Minerals Stock"), which were designed to provide shareholders with separate securities reflecting the performance of the Pittston Brink's Group (the "Brink's Group"), Pittston BAX Group (the "BAX Group") and Pittston Minerals Group (the "Minerals Group"), respectively, without diminishing the benefits of remaining a single corporation or precluding future transactions affecting any of the Groups.

     The financial information for the Brink's Group includes the results of the Company's Brink's, Incorporated ("Brink's") and Brink's Home Security, Inc. ("BHS") businesses. It is prepared using the amounts included in the Company's consolidated financial statements. Accordingly, the Company's consolidated financial statements must be read in connection with the Brink's Group's financial data.

(2) Under the share repurchase programs authorized by the Board of Directors of the Company, the Company purchased the following shares in the periods presented:

                           Three Months Ended  Three Months Ended   Six Months Ended    Six Months Ended
                                 June 30             June 30             June 30             June 30
(Dollars in millions)             1998                1997                1998                1997
----------------------------------------------------------------------------------------------------------
Brink's Stock:
    Shares                         114,100            13,000               114,100           166,000
    Cost                         $     4.4               0.3                   4.4               4.3

Convertible Preferred Stock:
    Shares                              --                --                   355                --
    Cost                         $      --                --                   0.1                --
    Excess carrying
     amount (a)                  $      --                --                  0.02                --

     (a) The excess of the carrying amount of the Convertible Preferred Stock over the cash paid to holders for repurchases made during the periods. This amount is deducted from preferred dividends in the Company's Statement of Operations.

(3)  The Brink's Group adopted Statement of Financial Accounting Standards
     ("SFAS") No. 130, "Reporting Comprehensive Income," in the first quarter of
     1998. SFAS No. 130 established standards for the reporting and display of comprehensive income and its components in financial statements.
     Comprehensive income generally represents all changes in shareholders' equity except those resulting from investments by or distributions to shareholders. Total comprehensive income, which is composed of net income and foreign currency translation adjustments, for the three months ended
     June 30, 1998 and 1997 was $18.5 million and $17.9 million, respectively.
     Total comprehensive income for the six months ended June 30, 1998 and 1997 was $33.8 million and $29.1 million, respectively.











(4) In the first quarter of 1998, the Brink's Group purchased 62% (representing nearly all the remaining shares) of its French affiliate ("Brink's S.A.")
     for payments aggregating US $39 million over three years. The acquisition was funded through an initial payment made at closing of $9 million and a note to the seller for a principal amount of approximately the equivalent of US $28 million payable in annual installments plus interest through 2001. The acquisition has been accounted for as a purchase. Based on a preliminary evaluation which is subject to additional review, the estimated fair value of the additional assets recorded, including goodwill, approximated $134 million and includes $9 million in cash. Estimated liabilities assumed of $98 million included previously existing debt of approximately $49 million, which includes borrowings of $19 million and capital leases of $30 million.

(5) Certain prior period amounts have been reclassified to conform to the current period's financial statement presentation.

(6) Financial information for the Minerals Group, which includes the results of the Pittston Coal Company and Pittston Mineral Ventures operations, and the
     BAX Group which includes the results of the Company's BAX Global Inc.
     business, is available upon request.











                      THE PITTSTON COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

(IN THOUSANDS, EXCEPT                                              Three Months Ended June 30             Six Months Ended June 30
PER SHARE AMOUNTS)                                                     1998              1997                 1998            1997
-----------------------------------------------------------------------------------------------------------------------------------
Net sales                                                      $    134,408           157,812              284,306         316,695
Operating revenues                                                  792,696           668,342            1,505,462       1,291,135
-----------------------------------------------------------------------------------------------------------------------------------
Net sales and operating revenues                                    927,104           826,154            1,789,768       1,607,830
-----------------------------------------------------------------------------------------------------------------------------------

Cost of sales                                                       133,278           153,836              277,442         307,248
Operating expenses                                                  658,680           553,434            1,254,451       1,072,253
Selling, general and administrative
   expenses                                                         102,732            94,455              201,988         170,098
-----------------------------------------------------------------------------------------------------------------------------------
Total costs and expenses                                            894,690           801,725            1,733,881       1,549,599
-----------------------------------------------------------------------------------------------------------------------------------

Other operating income, net                                           3,089             2,875                6,116           6,451
-----------------------------------------------------------------------------------------------------------------------------------
Operating profit                                                     35,503            27,304               62,003          64,682
Interest income                                                       1,067               991                2,248           2,010
Interest expense                                                     (9,527)           (6,422)             (16,911)        (11,986)
Other income (expense), net                                           1,017            (1,899)                (418)         (4,288)
-----------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                           28,060            19,974               46,922          50,418
Provision for income taxes                                            7,298             5,311               13,332          14,414
-----------------------------------------------------------------------------------------------------------------------------------
Net income                                                           20,762            14,663               33,590          36,004
Preferred stock dividends, net                                         (887)             (902)              (1,751)         (1,803)
-----------------------------------------------------------------------------------------------------------------------------------
Net income attributed to common shares                         $     19,875            13,761               31,839          34,201
-----------------------------------------------------------------------------------------------------------------------------------

PITTSTON BRINK'S GROUP:
Net income attributed to common shares                         $     20,570            17,739               37,607          33,045
-----------------------------------------------------------------------------------------------------------------------------------

Net income per common share:
   Basic                                                       $        .53               .46                  .97             .86
   Diluted                                                              .52               .46                  .96             .85
-----------------------------------------------------------------------------------------------------------------------------------

Weighted average common shares outstanding:
   Basic                                                             38,713            38,230               38,596          38,209
   Diluted                                                           39,206            38,703               39,143          38,659
-----------------------------------------------------------------------------------------------------------------------------------

PITTSTON BAX GROUP:
Net income (loss) attributed to common
   shares                                                      $        989            (1,913)              (1,977)          3,175
-----------------------------------------------------------------------------------------------------------------------------------

Net income (loss) per common share:
   Basic                                                       $        .05              (.10)                (.10)            .16
   Diluted                                                              .05              (.10)                (.10)            .16
-----------------------------------------------------------------------------------------------------------------------------------

Weighted average common shares outstanding:
   Basic                                                             19,524            19,471               19,501          19,439
   Diluted                                                           19,693            19,471               19,501          19,942
-----------------------------------------------------------------------------------------------------------------------------------

PITTSTON MINERALS GROUP:
Net loss attributed to common
   shares                                                      $     (1,684)           (2,065)              (3,791)         (2,019)
-----------------------------------------------------------------------------------------------------------------------------------

Net loss per common share:
   Basic                                                       $       (.20)             (.26)                (.46)           (.25)
   Diluted                                                             (.20)             (.26)                (.46)           (.25)
-----------------------------------------------------------------------------------------------------------------------------------

Weighted average common shares outstanding:
   Basic                                                              8,309             8,068                8,267           8,035
   Diluted                                                            8,309             8,068                8,267           8,035
-----------------------------------------------------------------------------------------------------------------------------------

See accompanying notes.

                      THE PITTSTON COMPANY AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                                  June 30               December 31
(IN THOUSANDS)                                                                                       1998                      1997
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                              (Unaudited)
ASSETS

Current assets:
Cash and cash equivalents                                                                $         70,290                    69,878
Accounts receivable, net of estimated
   amounts uncollectible                                                                          594,773                   531,317
Inventories and other current assets                                                              135,258                   125,610
-----------------------------------------------------------------------------------------------------------------------------------
Total current assets                                                                              800,321                   726,805

Property, plant and equipment, at cost, net of
   accumulated depreciation, depletion
   and amortization                                                                               798,953                   647,642
Intangibles, net of accumulated amortization                                                      344,469                   301,395
Other assets                                                                                      298,902                   320,102
-----------------------------------------------------------------------------------------------------------------------------------

Total assets                                                                             $      2,242,645                 1,995,944
-----------------------------------------------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities                                                                      $        742,824                   643,673
Long-term debt, less current maturities                                                           328,984                   191,812
Postretirement benefits other than pensions                                                       235,385                   231,451
Workers' compensation and other claims                                                             99,480                   106,378
Other liabilities                                                                                 127,296                   137,012
-----------------------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                               1,533,969                 1,310,326

Shareholders' equity                                                                              708,676                   685,618
-----------------------------------------------------------------------------------------------------------------------------------

Total liabilities and shareholders' equity                                               $      2,242,645                 1,995,944
-----------------------------------------------------------------------------------------------------------------------------------

See accompanying notes.

                      THE PITTSTON COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                                           Six Months Ended June 30
(IN THOUSANDS)                                                                                                1998             1997
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
Net income                                                                                           $      33,590          36,004
Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation, depletion and amortization                                                                 73,318          60,824
   Provision for aircraft heavy maintenance                                                                 18,580          16,382
   Provision for deferred income taxes                                                                       6,201           5,117
   Other, net                                                                                               13,194          10,469
   Changes in operating assets and liabilities
     net of effects of acquisitions and dispositions:
     Decrease (increase) in receivables                                                                        701         (15,870)
     Increase in inventories and other
       current assets                                                                                       (6,350)        (24,067)
     (Decrease) increase in current liabilities                                                            (40,735)            490
     Other, net                                                                                            (16,331)         (3,807)
------------------------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                                                   82,168          85,542
------------------------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
Additions to property, plant and equipment                                                                (122,660)        (82,236)
Proceeds from disposal of property,
   plant and equipment                                                                                      14,711           3,698
Aircraft heavy maintenance                                                                                 (20,524)        (19,350)
Acquisitions and related contingent payments,
   net of cash acquired                                                                                    (34,361)        (54,094)
Dispositions of other assets and investments                                                                 8,482              --
Other, net                                                                                                  (4,539)          6,996
------------------------------------------------------------------------------------------------------------------------------------
Net cash used by investing activities                                                                     (158,891)       (144,986)
------------------------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
Net additions to debt                                                                                       90,812          90,819
Share and other equity activity                                                                            (13,677)        (12,595)
------------------------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                                                   77,135          78,224
------------------------------------------------------------------------------------------------------------------------------------

Net increase in cash and cash equivalents                                                                      412          18,780
Cash and cash equivalents at beginning of period                                                            69,878          41,217
------------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                                                           $      70,290          59,997
------------------------------------------------------------------------------------------------------------------------------------

See accompanying notes.

                                       THE PITTSTON COMPANY AND SUBSIDIARIES
                                    CONSOLIDATED NOTES TO FINANCIAL INFORMATION

     (1) The Pittston Company (the "Company") has three classes of common stock: Pittston Brink's Group Common Stock ("Brink's Stock"), Pittston BAX Group Common Stock ("BAX Stock") and Pittston Minerals Group Common Stock ("Minerals Stock"), which were designed to provide shareholders with separate securities reflecting the performance of the Pittston Brink's Group (the "Brink's Group"), Pittston BAX Group (the "BAX Group") and Pittston Minerals Group (the "Minerals Group"), respectively, without diminishing the benefits of remaining a single corporation or precluding future transactions affecting any of the Groups.

     (2) Under the share repurchase programs authorized by the Board of Directors of the Company, the Company purchased the following shares in the periods presented:

                           Three Months Ended  Three Months Ended   Six Months Ended    Six Months Ended
                                 June 30             June 30             June 30             June 30
(Dollars in millions)             1998                1997                1998                1997
--------------------------------------------------------------------------------------------------------
Brink's Stock:
    Shares                         114,100            13,000               114,100           166,000
    Cost                         $     4.4               0.3                   4.4               4.3

BAX Stock:
    Shares                         227,400                --               404,932           132,100
    Cost                         $     3.7                --                   7.2               2.6

Convertible Preferred Stock:
    Shares                              --                --                   355                --
    Cost                         $      --                --                   0.1                --
    Excess carrying
     amount (a)                  $      --                --                  0.02                --

     (a) The excess of the carrying amount of the Convertible Preferred Stock over the cash paid to holders for repurchases made during the periods. This amount is deducted from preferred dividends in the Company's Statement of Operations.

(3) The Pittston Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," in the first quarter of 1998. SFAS No. 130 established standards for the reporting and display of comprehensive income and its components in financial statements. Comprehensive income generally represents all changes in shareholders' equity except those resulting from investments by or distributions to shareholders. Total comprehensive income, which is composed of net income and foreign currency translation adjustments, for the three months ended June 30, 1998 and 1997 was $16.3 million and $12.9 million, respectively. Total comprehensive income for the six months ended June 30, 1998 and 1997 was $27.2 million and $27.6 million, respectively.

(4) In the first quarter of 1998, the Company purchased 62% (representing nearly all the remaining shares) of its Brink's affiliate in France ("Brink's S.A.") for payments aggregating US $39 million over three years. The acquisition was funded through an initial payment made at closing of $9 million and a note to the seller for a principal amount of approximately the equivalent of US $28 million payable in annual installments plus interest through 2001. The acquisition has been accounted for as a purchase. Based on a preliminary evaluation which is subject to additional review, the estimated fair value of the additional assets recorded, including goodwill, approximated $134 million and includes $9 million in cash. Estimated liabilities assumed of $98 million included previously existing debt of approximately $49 million, which includes borrowings of $19 million and capital leases of $30 million.

(5) On April 30, 1998, the Company acquired the privately held Air Transport International LLC for a purchase price of approximately $29 million. The acquisition was funded through the revolving credit portion of the Company's credit agreement with a syndicate of banks and was accounted for as a purchase. Based on a preliminary evaluation which is subject to additional review, the estimated fair value of the assets acquired and liabilities assumed approximated $33 million and $4 million, respectively.

(6) During the second quarter of 1998, the Company's Coal Operations disposed of certain assets of its Elkay mining operation in West Virginia. The assets were sold for cash of approximately $18 million, resulting in a pretax loss of $2.2 million. In addition, in July, the Company's Coal Operations completed the sale of two idle properties in West Virginia and a loading dock in Kentucky for an expected pre-tax gain of approximately $5 million.

(7) Effective January 1, 1998, the Company implemented Statement of Position ("SOP") No. 98-1 "Accounting for the Costs of Computer Software Developed for Internal Use." SOP No. 98-1 requires that certain costs related to the development or purchase of internal use software be capitalized and amortized over the estimated useful life of the software.

(8) Certain prior period amounts have been reclassified to conform to the current period's financial statement presentation.